Exhibit 99.1

SenesTech, Inc. Announces Pricing of $5.0 Million Public Offering

PHOENIX, Ariz., November 27, 2023 – SenesTech, Inc. (NASDAQ: SNES, “SenesTech” or the “Company”), (www.senestech.com) the leader in fertility control to manage animal pest populations, today announced the pricing of a public offering of 3,846,154 shares of its common stock (or pre-funded warrants in lieu thereof) and accompanying Series D warrants to purchase up to 3,846,154 shares of its common stock (“Series D Warrants”) and Series E warrants to purchase up to 3,846,154 shares of its common stock (“Series E Warrants”, together with Series D Warrants, collectively the “Series Warrants”) at a combined offering price of $1.30 per share of common stock (or pre-funded warrant in lieu thereof) and associated Series Warrants. The Series Warrants have an exercise price of $1.30 per share and will be immediately exercisable upon issuance. The Series D Warrants will expire five years following the initial exercise date, and the Series E Warrants will expire eighteen months following the initial exercise date. The closing of the offering is expected to occur on or about November 30, 2023, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds to the Company from the offering are expected to be approximately $5.0 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from this offering for general corporate purposes, which may include research and development expenses, capital expenditures, working capital and general and administrative expenses, and potential acquisitions of or investments in businesses, products and technologies that complement the Company’s business.

The securities described above are being offered pursuant to a registration statement on Form S-1 (File No. 333-273370) originally filed with the Securities and Exchange Commission (“SEC”) on July 21, 2023, as amended, and became effective on November 27, 2023. The public offering is being made only by means of a prospectus, which forms a part of the effective registration statement. When available, electronic copies of the final prospectus may be obtained for free on the SEC’s website located at http://www.sec.gov and may also be obtained, when available, by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About SenesTech

We are committed to improving the health of the world by humanely managing animal pest populations through fertility control. We are experts in fertility control to manage animal pest populations. We invented ContraPest, the only U.S. EPA-registered contraceptive for male and female rats, and Evolve, an EPA-designated minimum risk contraceptive currently offered for rats. ContraPest and Evolve fit seamlessly into all integrated pest management programs, significantly improving the overall goal of effective pest management. We strive for clean cities, efficient businesses and happy households – with a product designed to be humane, effective and sustainable.

For more information visit https://senestech.com/ and https://contrapeststore.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. Such forward-looking statements include, among others, the expected closing date of the public offering, the expected gross proceeds to the Company from the offering and the intended use of proceeds therefrom. Forward-looking statements may describe future expectations, plans, results, or strategies and are often, but not always, made through the use of words such as “believe,” “may,” “future,” “plan,” “will,” “should,” “expect,” “anticipate,” “eventually,” “project,” “estimate,” “continuing,” “intend” and similar words or phrases. You are cautioned that such statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, market and other conditions; the satisfaction of customary closing conditions related to the public offering; the successful commercialization of our products; market acceptance of our products; our financial performance, including our ability to fund operations; our ability to regain and maintain compliance with Nasdaq’s continued listing requirements; and regulatory approval and regulation of our products and other factors and risks identified from time to time in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Except as required by law, we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

CONTACT:

Investors: Robert Blum, Lytham Partners, LLC, 602-889-9700, senestech@lythampartners.com

Company: Tom Chesterman, Chief Financial Officer, SenesTech, Inc., 928-779-4143